Exhibit 10.10

GUARANTY

dated as of

October 4, 2013

among

APTALIS MIDHOLDINGS INC.,

APTALIS PHARMA INC.,

APTALIS PHARMA CANADA INC.,

CERTAIN OTHER SUBSIDIARIES OF

APTALIS PHARMA INC.

IDENTIFIED HEREIN

and

BANK OF AMERICA, N.A.,

as Administrative Agent

TABLE OF CONTENTS

PAGE

ARTICLE 1

DEFINITIONS

Section 1.01.	Credit Agreement
Section 1.02.	Other Defined Terms

ARTICLE 2

GUARANTY

ARTICLE 3

INDEMNITY, SUBROGATION AND SUBORDINATION

Section 3.01.	Indemnity and Subrogation	6
Section 3.02.	Contribution and Subrogation	6
Section 3.03.	Subordination	7

ARTICLE 4

MISCELLANEOUS

i

GUARANTY dated as of October 4, 2013, among APTALIS MIDHOLDINGS INC., a Delaware corporation (“Holdings”), APTALIS PHARMA INC., a Delaware corporation (the “Parent Borrower”), APTALIS PHARMA CANADA INC., a Canadian corporation (the “Co-Borrower” and, together with the Parent Borrower, the “Borrowers,” and, each a “Borrower”), certain other Subsidiaries of the Parent Borrower from time to time party hereto and BANK OF AMERICA, N.A., as Administrative Agent (as defined below).

Reference is made to the Credit Agreement dated as of October 4, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, the Co-Borrower, Holdings, Bank of America, N.A., as Administrative Agent, Swing Line Lender, and L/C Issuer, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”). The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Holdings and the Subsidiary Guarantors party hereto are affiliates of the Borrowers and the Borrowers are affiliates of each other, and Holdings and the other Guarantors will derive substantial direct and indirect benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto make the following representations and warranties to the Administrative Agent for the benefit of the Secured Parties and hereby covenant and agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.

(b) The rules of construction specified in Article 1 of the Credit Agreement also apply to this Agreement.

Section 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Administrative Agent” means Bank of America, N.A., in its capacity as administrative agent and collateral agent under any of the Loan Documents, or any successor administrative agent and collateral agent.

“Agreement” means this Guaranty.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto.

“Claiming Party” has the meaning assigned to such term in Section 3.02.

“Contributing Party” has the meaning assigned to such term in Section 3.02.

“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Guarantor” means Holdings, the Parent Borrower (in the case of the Obligations of the Co-Borrower), the Co-Borrower (in the case of the Obligations of the Parent Borrower, regardless of whether or not the Co-Borrower shall cease to be a Borrower in accordance with clause (b) of the second sentence of the definition of Guarantors under the Credit Agreement so long as the Co-Borrower remains a Guarantor), each other Person listed on Annex A hereto and each party that becomes a party to this Agreement after the Closing Date; provided that if any such Guarantor is released from its obligations hereunder as provided in Section 4.11(b), such Person shall cease to be a Guarantor hereunder effective upon such release.

“Guaranty Parties” means, collectively, the Borrowers and each other Guarantor and “Guaranty Party” means any one of them.

“Guaranty Supplement” means an instrument substantially in the form of Exhibit I hereto.

“Holdings” has the meaning assigned to such term in the preliminary statement of this Agreement.

“Loan Documents” means (a) each Loan Document as defined under the Credit Agreement, (b) each Secured Hedge Agreement entered into with a Hedge Bank and (c) each agreement governing Cash Management Services entered into with a Cash Management Bank.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Loan Party that at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Subsidiary Guarantor” means each Guarantor other than Holdings and the Parent Borrower.

ARTICLE 2

GUARANTY

Section 2.01. Guaranty. (a) Holdings and each Subsidiary Guarantor (including, for the avoidance of doubt, the Co-Borrower, regardless of whether or not the Co-Borrower shall cease to be a Borrower in accordance with clause (b) of the definition of “Guarantors” under the Credit Agreement so long as the Co-Borrower has not been released from its obligations hereunder in accordance with Section 4.11(b)) irrevocably, absolutely and unconditionally guaranties, jointly with each other and severally, the due and punctual payment of the Obligations of the Parent Borrower, and (b) Holdings, the Parent Borrower and each Subsidiary Guarantor (other than the Co-Borrower) irrevocably, absolutely and unconditionally guaranties, jointly with each other and severally, the due and punctual payment of the Obligations of the Co-Borrower, in each case, whether such Obligations are now existing or hereafter incurred under, arising out of any Loan Document whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance herewith or with any other Loan Documents. Each of the Guarantors further agrees that the Obligations may be extended, increased or renewed, amended or modified, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guaranty notwithstanding any such extension, increase, renewal, amendment or modification, in whole or in part, of any Obligation. To the extent permitted by applicable law, each of the Guarantors waives presentment to, demand of payment from and protest to any Guaranty Party of any of the Obligations, and also waives notice of acceptance of its guaranty and notice of protest for nonpayment. For the avoidance of doubt, nothing contained herein shall affect in any manner the joint and several liability of the Borrowers in respect of the Loans and other Obligations, in accordance with and as set forth in the Credit Agreement.

Section 2.02. Guaranty of Payment. Each of the Guarantors further agrees that its guaranty hereunder constitutes a guaranty of payment when due and not of collection, and, to the extent permitted by applicable law, waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Obligations, or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of the Parent Borrower, the Co-Borrower or any other Person.

Section 2.03. No Limitations. (a) Except for termination or release of a Guarantor’s obligations hereunder as expressly provided in Section 4.11 and except as is otherwise provided under applicable law, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations, or otherwise. Without limiting the generality of the foregoing, and except for termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 4.11, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of any security held by the Administrative Agent or any other Secured Party for the payment and performance of the Obligations; (iv) any default, failure or delay, willful or otherwise, in the performance of the Obligations; (v) the failure to perfect any security interest in, or the release of, any of the Collateral held by or on behalf of the Administrative Agent or any other Secured Party; (vi) any change in the corporate existence, structure or ownership of any Loan Party, the lack of legal existence of any of the Borrowers or any other Guarantor or legal obligation to discharge any of the Obligations by any of the Borrowers or any other Guarantor for any reason whatsoever, including, without limitation, in any insolvency, bankruptcy or reorganization of any Loan Party; (vii) the existence of any claim, set-off or other rights that any Guarantor may have at any time against any of the Borrowers, the Administrative Agent, any other Secured Party or any other Person, whether in connection with the Credit Agreement, the other Loan Documents or any unrelated transaction; (viii) this Agreement having been determined (on whatsoever grounds) to be invalid, non-binding or unenforceable against any other Guarantor ab initio or at any time after the Closing Date; or (ix) any other circumstance (including statute of limitations), any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash of all the Obligations (excluding contingent obligations as to which no claim has been made) or other termination of such Guarantor’s obligations hereunder as provided in Section 4.11), except in each case as is otherwise provided under applicable law. Each Guarantor expressly authorizes the applicable Secured Parties to take and hold security for the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all in accordance with the Security Agreements and other Loan Documents and all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, and except for termination or release of a Guarantor’s obligations hereunder in accordance with the terms of Section 4.11 (but without prejudice to Section 2.04), each Guarantor waives any defense based on or arising out of any defense of any Guaranty Party or the unenforceability of the Obligations, or any part thereof from any cause, or the cessation from any cause of the liability of any Guaranty Party, other than the payment in full in cash (excluding contingent obligations as to which no claim has been made) of all the Obligations or other termination of such Guarantor’s obligations hereunder as provided in Section 4.11. The Administrative Agent and the other Secured Parties may, in accordance with the terms of the Collateral Documents and at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any Guaranty Party or exercise any other right or remedy available to them against any Guaranty Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been paid in full in cash (excluding contingent obligations as to which no claim has been made). To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Guaranty Party, as the case may be, or any security.

Section 2.04. Reinstatement. Each of the Guarantors agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation, is rescinded, invalidated or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of any Guaranty Party or otherwise.

Section 2.05. Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Guaranty Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against any Guaranty Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article 3 herein.

Section 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of each Guaranty Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations, and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

ARTICLE 3

INDEMNITY, SUBROGATION AND SUBORDINATION

Section 3.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3.03), each of the Borrowers agrees that in the event a payment of an obligation shall be made by any Guarantor under this Agreement, the applicable Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.

Section 3.02. Contribution and Subrogation. Each Guarantor (a “Contributing Party”) agrees (subject to Section 3.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation and such other Guarantor (the “Claiming Party”) shall not have been fully indemnified by the applicable Borrower as provided in Section 3.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Parties together with the net worth of the Claiming Party on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 4.12, the date of the Guaranty Supplement hereto executed and delivered by such Guarantor). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 3.02 shall be subrogated to the rights of such Claiming Party to the extent of such payment. Each Guarantor recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive, to the fullest extent permitted by applicable law, its contribution right against any other Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the determination of the Lenders.

Section 3.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 3.01 and 3.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the payment in full in cash of the Obligations (other than (i) contingent indemnity obligations for then-unasserted claims; (ii) obligations and liabilities under Secured Hedge Agreements; (iii) Secured Cash Management Agreements and (iv) Letters of Credit an L/C Obligations that have been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably acceptable to the applicable L/C Issuer); provided that if any amount shall be paid to such Guarantor on account of such subrogation rights at any time prior to the payment in full of the Obligations and an Event of Default shall be continuing, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 4.02 of the U.S. Security Agreement. No failure on the part of a Borrower or any Guarantor to make the payments required by Sections 3.01 and 3.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder.

ARTICLE 4

MISCELLANEOUS

Section 4.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement. All communications and notices hereunder to any Guarantor shall be given to it in care of the Parent Borrower as provided in Section 10.02 of the Credit Agreement.

Section 4.02. Waivers; Amendment. (a) No failure or delay by the Administrative Agent, any L/C Issuer or any other Secured Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the L/C Issuers and the other Secured Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Guaranty Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 4.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any L/C Issuer may have had notice or knowledge of such Default at the time. No notice or demand on any Guaranty Party in any case shall entitle any Guaranty Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Guaranty Party or Guaranty Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

Section 4.03. Administrative Agent’s Fees and Expenses, Indemnification. (a) The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its reasonable and documented out-of-pocket expenses incurred in connection with this Agreement and to indemnification related hereto as provided in Sections 10.04 and 10.05 of the Credit Agreement.

(b) Any such amounts payable as provided hereunder shall be additional Obligations guaranteed hereby and secured by the other Collateral Documents. The provisions of this Section 4.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section 4.03 shall be payable within 30 Business Days of written demand therefor (together with backup documentation supporting such request); provided, however, that any such Indemnitee shall promptly refund such amount to the extent that there is a final judicial or arbitral determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 4.03.

Section 4.04. Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof, and shall continue in full force and effect with respect to each Guarantor until such Guarantor is released from its obligations under this Agreement pursuant to Section 4.11.

Section 4.05. Counterparts; Effectiveness; Successors and Assigns; Several Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or by electronic .pdf copy or other electronic imaging means of an executed counterpart of a signature page to this Agreement shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective as to any Guaranty Party when a counterpart hereof executed on behalf of such Guaranty Party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Guaranty Party and the Administrative Agent and their respective successors and assigns permitted thereby, and shall inure to the benefit of such Guaranty Party, the Administrative Agent and the other Secured Parties and their respective successors and assigns permitted thereby, except that no Guaranty Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the other Loan Documents. This Agreement shall be construed as a separate agreement with respect to each Guaranty Party and may be amended, modified, supplemented, waived or released with respect to any Guaranty Party without the approval of any other Guaranty Party and without affecting the obligations of any other Guaranty Party hereunder.

Section 4.06. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions; provided that the Lenders shall charge no fee in connection with any such amendment. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 4.07. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates and each L/C Issuer and its Affiliates shall have the set-off rights set forth in Section 10.09 of the Credit Agreement, without any requirement of prior notice to any Guarantor, any such notice being waived by each Guarantor (on its own behalf and on behalf of its Subsidiaries). Such rights are in addition to other rights and remedies (including other rights of setoff) that such Persons may have.

Section 4.08. Governing Law; Jurisdiction; Venue; Waiver of Jury Trial; Consent to Service of Process. The terms of Sections 10.15, 10.16 and 10.22 of the Credit Agreement with respect to governing law, submission of jurisdiction, venue, consent to service of process and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

Section 4.09. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 4.10. Guaranty Absolute. To the fullest extent permitted by applicable law, all rights of the Administrative Agent hereunder and all obligations of each Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guaranty securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the Obligations or this Agreement (other than payment in full in cash of all of the Obligations (other than obligations under Secured Hedge Agreements and Cash Management Obligations) and termination of the Aggregate Commitments) or other termination of such Guarantor’s obligations hereunder as provided in Section 4.11.

Section 4.11. Termination or Release. (a) This Agreement and the Guaranties made herein shall terminate with respect to all of the Guarantors, and the Guarantors shall automatically be released from their obligations hereunder, when (i) the Commitments have been terminated in full, (ii) all the outstanding Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) have been paid in full and (iii) no Letter of Credit remains outstanding (other than Letters of Credit that are Cash Collateralized or back-stopped by a letter of credit in form and substance reasonably satisfactory to each L/C Issuer or a deemed reissuance under another facility as to which other arrangements satisfactory to each L/C Issuer shall have been made).

(b) A Guarantor shall automatically be released from its obligations hereunder as provided in Section 9.10 of the Credit Agreement.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) of this Section 4.11, the Administrative Agent shall promptly execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release and shall perform such other actions reasonably requested by such Guarantor to effect such releases, in each case in accordance with the terms of Section 9.10 of the Credit Agreement. Any execution and delivery of documents pursuant to this Section 4.11 shall be without recourse to or warranty by the Administrative Agent.

(d) The Administrative Agent shall have no liability whatsoever to any Guarantor as a result of any release of any Guarantor by it as permitted (or which the Administrative Agent in good faith believes to be permitted) by this Section 4.11.

(e) Notwithstanding anything to the contrary set forth in this Agreement, each Cash Management Bank and each Hedge Bank, by the acceptance of the benefits under this Agreement hereby acknowledge and agree that (i) the Obligations of any Loan Party or any Restricted Subsidiary under any Secured Hedge Agreement and the Cash Management Obligations shall be guaranteed pursuant to this Agreement only to the extent that, and for so long as, the other Obligations are so guaranteed and (ii) any release of a Guarantor effected in the manner permitted by this Agreement shall not require the consent of any Hedge Bank or Cash Management Bank.

Section 4.12. Additional Guarantors. Each Restricted Subsidiary of the Parent Borrower that is required to enter into this Agreement as a Guarantor pursuant to Section 6.11 of the Credit Agreement shall execute and deliver a Guaranty Supplement, and thereupon such Restricted Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Guaranty Party hereunder. The rights and obligations of each Guaranty Party hereunder shall remain in full force and effect notwithstanding the addition of any new Guaranty Party as a party to this Agreement.

Section 4.13. Limitation on Guaranteed Obligations. Each Guarantor and each Secured Party (by its acceptance of the benefits of this Agreement) hereby confirms that it is its intention that this Agreement not constitute a fraudulent transfer or conveyance for purposes of any Debtor Relief Laws (including the Bankruptcy Code, the Uniform Fraudulent Conveyance Act or any similar Federal, state or provincial law). To effectuate the foregoing intention, each Guarantor and each Secured Party (by its acceptance of the benefits of this Agreement) hereby irrevocably agrees that the Obligations owing by such Guarantor under this Agreement shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such Debtor Relief Laws and after giving effect to any rights to contribution and/or subrogation pursuant to any agreement providing for an equitable contribution and/or subrogation among such Guarantor and the other Guarantors, result in the Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

Section 4.14. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Agreement in respect of any Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 4.14 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 4.14, or otherwise under this Agreement, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 4.14 shall remain in full force and effect until the payment in full and discharge of the Obligations. Each Qualified ECP Guarantor intends that this Section 4.14 constitute, and this Section 4.14 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PARENT BORROWER

APTALIS PHARMA INC.

By:	/s/ Steve Gannon
Name:	Steve Gannon
Title:	Senior Vice President, Chief Financial Officer and Treasurer

CO-BORROWER

APTALIS PHARMA CANADA INC.

By:	/s/ Steve Gannon
Name:	Steve Gannon
Title:	Senior Vice President, Chief Financial Officer and Treasurer

HOLDINGS

APTALIS MIDHOLDINGS INC.

By:	/s/ Steve Gannon
Name:	Steve Gannon
Title:	Senior Vice President, Chief Financial Officer and Treasurer

GUARANTORS

APTALIS PHARMA US, INC.
AXCAN EU LLC
APTALIS PHARMATECH, INC.
SOURCECF INHALATION SYSTEMS, LLC

By:	/s/ Steve Gannon
Name:	Steve Gannon
Title:	Senior Vice President, Chief Financial Officer and Treasurer

AXCAN US LLC

By:	Aptalis Pharma Inc., its Sole Member

By:	/s/ Steve Gannon
Name:	Steve Gannon
Title:	Senior Vice President, Chief Financial Officer and Treasurer

AXCAN CANADA (INVEST) ULC

By:	/s/ Steve Gannon
Name:	Steve Gannon
Title:	President, Chief Financial Officer and Treasurer

ADMINISTRATIVE AGENT

BANK OF AMERICA, N.A.

By:	/s/ Fani Davidson
Name:	Fani Davidson
Title:	Vice President

ANNEX A

OTHER GUARANTORS

Axcan US LLC

Aptalis Pharma US, Inc.

Axcan EU LLC

SourceCF Inhalation Systems, LLC

Aptalis Pharmatech, Inc.

Axcan Canada (Invest) ULC

EXHIBIT I

SUPPLEMENT NO.        dated as of [                    ], to the GUARANTY dated as of October 4, 2013, among APTALIS MIDHOLDINGS INC., a Delaware corporation (“Holdings”), APTALIS PHARMA INC., a Delaware corporation (the “Parent Borrower”), APTALIS PHARMA CANADA INC., a Canadian corporation (the “Co-Borrower” and, together with the Parent Borrower, the “Borrowers,” and, each, a “Borrower”), certain other Subsidiaries of the Parent Borrower from time to time party hereto and BANK OF AMERICA, N.A., as Administrative Agent.

A. Reference is made to (i) the Credit Agreement dated as of October 4, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Parent Borrower, the Co-Borrower, Holdings, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”), (ii) each Secured Hedge Agreement (as defined in the Credit Agreement) and (iii) the Cash Management Obligations (as defined in the Credit Agreement).

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

C. The Guarantors have entered into the Guaranty in order to induce (x) the Lenders to make Loans and the L/C Issuers to issue Letters of Credit, (y) the Hedge Banks to enter into and/or maintain Secured Hedge Agreements and (z) the Cash Management Banks to provide Cash Management Services. Section 4.12 of the Guaranty provides that additional Restricted Subsidiaries of the Borrower may become Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Guarantor under the Guaranty in order to induce (x) the Lenders to make additional Loans and the L/C Issuers to issue additional Letters of Credit, (y) the Hedge Banks to enter into and/or maintain Secured Hedge Agreements and (z) the Cash Management Banks to provide Cash Management Services and as consideration for (x) Loans previously made and Letters of Credit previously issued, (y) Secured Hedge Agreements previously entered into and/or maintained and (z) Cash Management Services previously provided.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 4.12 of the Guaranty, the New Subsidiary by its signature below becomes a Guarantor under the Guaranty with

Exhibit I-1

the same force and effect as if originally named therein as a Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guaranty applicable to it as a Guarantor and Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations does hereby, for the benefit of the Secured Parties, their successors and assigns, irrevocably, absolutely and unconditionally guaranty, jointly with the other Guarantors and severally, the due and punctual payment and performance of the Obligations. Each reference to a “Guarantor” in the Guaranty shall be deemed to include the New Subsidiary. The Guaranty is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary, and the Administrative Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by telecopier or by electronic .pdf copy or other electronic imaging means shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. If any provision contained in this Supplement is held to be invalid, illegal or unenforceable, the legality, validity, and enforceability of the remaining provisions contained herein and in the Guaranty shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 4.01 of the Guaranty.

Exhibit I-2

SECTION 8. The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with the execution and delivery of this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent to the extent required by Section 4.03 of the Guaranty.

Exhibit I-3

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Guaranty as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By:
Name:
Title:

Jurisdiction of Formation: Address Of Chief Executive Office:
BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Exhibit I-4